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News Release                              TRW Inc.                    [TRW Logo]
                                          1900 Richmond Road
                                          Cleveland, OH 44124


For Immediate Release                           Contact
                                                Judy Wilkinson or Barrett Godsey
                                                Joele Frank, Wilkinson Brimmer
                                                Katcher
                                                212-355-4449

                                                Jay McCaffrey, TRW Media
                                                216-291-7179

                                                Ron Vargo, TRW Investors
                                                216-291-7506



TRW RESPONDS TO NORTHROP'S LETTER

CLEVELAND, May 1, 2002 - TRW Inc. (NYSE: TRW) today sent the following letter to Northrop Grumman Corporation (NYSE: NOC).

         May 1, 2002


         W. Burks Terry, Esq.
         Corporate Vice President and
         General Counsel
         Northrop Grumman Corporation
         1840 Century Park East
         Los Angeles, CA 80067-2199

         Dear Mr. Terry:

         We strongly disagree with your characterization of our press release. To date, we have proposed two separate versions of a standstill, the second of which has been executed by several other parties. Additionally, we offered last week to sit down and discuss with Northrop this matter. Northrop declined our offer. We also invited you by telephone earlier this week to propose an alternative to your "75-day standstill," which as you know, based on my April 30 letter, simply does not work for TRW shareholders. Again, we have received no response.

         I stand by my letter of April 30. Clearly, the significant issue is the standstill. As I said in my letter, and at your request I am confirming to you now, we can address the standstill period's length to some extent.

         I feel compelled to make one additional comment. In your letter to shareholders today, Northrop stated: "Without a favorable vote at the special meeting, our exchange offer cannot legally proceed, and you will not have the opportunity to ever consider the value in our current offer or any other enhanced proposal we may make in the future." This is simply not the case. Under Ohio Law, nothing would prevent Northrop from seeking another special meeting of shareholders to vote on a revised offer. In fact, Northrop can go back to shareholders at any time.

         If Northrop is truly interested in making its best proposal for TRW, you have a clear opportunity to do so in a process that we have already set in motion. I am confident that our joint efforts would be more productive if they were aimed in that direction.

         If you would like to discuss this at any time, please call me.

         Sincerely,

         /s/ William B. Lawrence
         -------------------------------------------------------
         Executive Vice President, General Counsel and Secretary


TRW provides advanced-technology products and services for the aerospace, systems, and automotive markets.
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